Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 70,080,429.00	0.0001381	$ 9,678.11
Fees Previously Paid
	Total Transaction Valuation:	$ 70,080,429.00
	Total Fees Due for Filing:			$ 9,678.11
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 7,720.74
	Net Fee Due:			$ 1,957.37
Offering Note
[1]	Calculated as the aggregate maximum purchase price for Class I common shares of beneficial interest, par value $0.01 per share, of KKR FS Income Trust ("Shares"), based upon the net asset value per Share as of October 31, 2025 of $29.82. This amount is based upon the offer to purchase up to 2,350,115 Shares. Calculated at $138.10 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified by Fee Rate Advisory No. 1 for Fiscal Year 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1		Schedule TO	005-94079	09/03/2024		$ 2,887.77
Fee Offset Claims	2		Schedule TO	005-94079	12/02/2024		$ 1,837.91
Fee Offset Claims	3		Schedule TO	005-94079	03/03/2025		$ 1,551.02
Fee Offset Claims	4		Schedule TO	005-94079	06/02/2025		$ 1,078.65
Fee Offset Claims	5		Schedule TO	005-94079	09/02/2025		$ 365.39
Fee Offset Sources		KKR FS Income Trust	Schedule TO	005-94079		09/03/2024		$ 2,887.77
Fee Offset Sources		KKR FS Income Trust	Schedule TO	005-94079		12/02/2024		$ 1,837.91
Fee Offset Sources		KKR FS Income Trust	Schedule TO	005-94079		03/03/2025		$ 1,551.02
Fee Offset Sources		KKR FS Income Trust	Schedule TO	005-94079		06/02/2025		$ 1,078.65
Fee Offset Sources		KKR FS Income Trust	Schedule TO	005-94079		09/02/2025		$ 365.39
Explanation of the basis for claimed offset:
[1]	An aggregate fee of $2,887.77 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on September 3, 2024 (the "September 2024 TO-I"). The final transaction fee due pursuant to the final amendment to the September 2024 TO-I filed on October 3, 2024 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $2,887.77 filing fee paid in connection with the September 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[2]	An aggregate fee of $1,837.91 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on December 2, 2024 (the "December 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the December 2024 Schedule TO-I filed on January 6, 2025 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $1,837.91 filing fee paid in connection with the December 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[3]	An aggregate fee of $1,634.81 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on March 3, 2025 (the "March 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the March 2025 Schedule TO-I filed on April 28, 2025 was $83.79, as $547,245.58 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $1,551.02 portion of the filing fee paid in connection with the March 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[4]	An aggregate fee of $1,260.28 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on June 2, 2025 (the "June 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the June 2025 Schedule TO-I filed July 28, 2025 was $181.63, as $1,186,319.19 of shares were tendered. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $1,078.65 portion of the filing fee paid in connection with the June 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[5]	An aggregate fee of $1,372.83 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on September 2, 2025 (the "September 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the September 2025 Schedule TO-I filed October 27, 2025 was $1,007.44 as $6,580,284.10 of shares were tendered. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $365.39 portion of the filing fee paid in connection with the September 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.